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                                                                 Exhibit 10.1

                           RESTRICTED STOCK AGREEMENT

                    New America Network, Inc. - Common Stock

This Agreement dated this __ day of ________ is made by and between NEW AMERICA NETWORK, INC., a Delaware corporation having a mailing address of P.O. Box 950, Hightstown, New Jersey 08520 (the "Company") and, ___________________ (the "Grantee").

WHEREAS, pursuant to this Agreement, the Company shall transfer to the Grantee _____ shares of the Company's $.01 par value Common Stock (the "Shares") in consideration of past and future services provided to the Company; and

WHEREAS, THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND THE SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE WHERE THE SHARES ARE OFFERED OR SOLD, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; and

WHEREAS, the Shares are being transferred to the Grantee pursuant to (i) the Company's understanding that the issuance of the Shares does not constitute a sale or offer to sell securities under the Act and any applicable state securities laws, or, (ii) in the alternative, an exemption from the registration requirements of the Act provided for in Regulation D (17 C.F.R.S. 240.50 et seq.) promulgated under the Act; and

WHEREAS, the Grantee is aware that the Shares are and will be, when issued, "restricted securities" as that term is, defined in Rule 144 (17 C.F.R. S 240.144), promulgated under the Act ("Rule 144"); and

WHEREAS, the Grantee has agreed to grant the Company an irrevocable option to repurchase the Shares under certain circumstances; and

WHEREAS, Grantee is an employee of the Company at the date hereof. This grant has been made without cost to Grantee in recognition of services performed and in anticipation of future services; and

WITNESSETH:

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NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to each other, the Parties hereto agree as follows:

ARTICLE I
Issuance of the Shares

Section 1.01 Subject to the terms and conditions of this Agreement, the Company will deliver a stock certificate evidencing ownership of the Shares to the Grantee which shall be registered on the books and records of the Company in the Grantee's name within a reasonable time following the execution of this Agreement by the parties.

Section 1.02 The Shares are being issued to the Grantee in recognition of prior services and in anticipation of the Grantee's future services to the Company. This transfer is not in lieu of other remuneration or compensation to which the Grantee may be otherwise entitled.

ARTICLE II
Representations and Warranties of the Company

Section 2.01 The Company represents and warrants as follows:

         (a) Good Standing: The Company is a corporation duly incorporated, validly existing, and in good standing, under the laws of the State of Delaware, with all requisite power to carry on the business which it conducts and to execute, deliver and perform all of its obligations under this Agreement.

         (b) Capitalization: The Company is authorized to issue (i) twenty (20) million shares of Common Stock, of which on the date hereof over 50% of such shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock of which on the date hereof less than 50% of such shares are issued and outstanding. Except for the shares of Common Stock reserved pursuant to the Company's stock option plan, no shares of Common stock or Preferred Stock are reserved for issuance. All outstanding shares of Common Stock have been duly authorized, validly issued, and are fully paid and non assessable.

         (c) Litigation: To the best of the Company's knowledge, information and belief, there is no action or proceedings pending or threatened against the Company before any court or administrative agency which might have a material adverse effect upon the business or

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                  financial condition of the Company or upon its ability
                  to perform its obligations hereunder.

         (d) Authority Relative to this Agreement: The execution and performance by the Company of this Agreement have been duly and validly authorized; this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms; and the entering into and the consummation of the transactions contemplated hereby will not violate, or result in a default under any of the provisions of the Company's Certificate of Incorporation, By-Laws, any mortgage, indenture, contract, agreement, license, franchise, permit, instrument, trust, power, judgment, decree, order, statute, regulation or ruling to which the Company is a party or which is applicable to it.

ARTICLE III
Representations and Warranties

Section 3.01 The Grantee represents and warrants as follows:

         (a) The Grantee hereby acknowledges that the transfer of the Shares hereunder could be taxable as compensation for purposes of Federal income taxation and may also be taxable within the state in which the Grantee is a resident. The Grantee hereby further acknowledges that he may be entitled to make certain elections which will affect the tax period within which the receipt of compensation hereunder is reportable for tax purposes. It shall be the Grantee's full responsibility to make such inquiries of his personal tax adviser as he may deem necessary to determine the impact of the issuance of the Shares hereunder upon his individual compliance with all applicable Federal and state income tax laws and the Company hereby expressly disclaims any and all responsibility for making such determination or otherwise rendering tax advice pertaining hereto to the Grantee.

         (b) The Grantee understands and acknowledges that as of the date hereof (i) the Shares have not been registered under the Act or any other Federal law or securities regulation and are being issued to the Grantee in partial reliance upon an exemption therefrom for transactions of the type contemplated by this Agreement, (ii) the Shares have not been registered under the securities laws of any state, including without limitation the New Jersey Uniform Securities Law, in partial reliance on statutory exemptions provided for in such laws,
                  (iii) the exemptions

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                  referred to in subparagraphs (b) (i) and (b) (ii) would not be available if the representations made in this subparagraph (b) were not true, complete and accurate.

         (c) The Grantee is acquiring the Shares for his own account for investment and not with a view to the distribution, assignment or resale to others and no other person or entity has a direct or indirect beneficial interest therein, except the Company. The Grantee will not sell the Shares hereunder unless the

                  Shares are subsequently registered under the Act and all applicable states' securities laws, or an exemption from such registration is available. The Grantee further understands that the Company is the only entity which may register the Shares under the Act and applicable state's securities laws and is under no obligation to register the Shares. There is no public market for the Shares. Since the Shares are unregistered, the Shares must be held by the Grantee indefinitely and he will not be able to sell or dispose of the Shares, except as provided herein. The exemption from registration provided by Rule 144 is currently unavailable to holders of the Company's Common Stock.

         (d) The Grantee understands and acknowledges that his right to transfer the Shares is subject to the conditions set forth in this Agreement, including without limitation the restrictions on transfer and the option to purchase set forth in Articles IV and V hereof.

ARTICLE IV
Transfer Restrictions

Section 4.01 Subject to the option granted in Article V hereof, the Shares shall not be offered, sold, transferred, pledged or hypothecated (collectively hereinafter referred as "transfer") by the Grantee except upon the conditions and in the manner specified in this Article IV.

Section 4.02 The Shares, and any other securities of the Company acquired by the Grantee in substitution or replacement thereof, or in addition thereto, shall be stamped, or otherwise imprinted, with a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state and were acquired by the registered holder pursuant to a representation that such holder was acquiring such shares for investment. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective

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         registration statement under the Act, unless (i) an exemption from the registration requirements of the Act and all applicable state securities laws are available with respect thereto and (ii) the transferor shall have provided to the Company a written opinion of legal counsel acceptable to the Company stating that the proposed disposition is exempt from the registration requirements of the Act and, all applicable state securities laws.

         Sale, transfer, pledge, hypothecation or other disposition of these shares is restricted by the terms and conditions of a certain Grantee Restricted Stock Agreement between the Company and _______________

         dated July 28, 1997, which may be examined at the office of the Company.

Section 4.03 No transfer of the Shares, or any part thereof, may be made without the prior written consent of the Company which reserves the sole right to approve or disapprove of any transfer of the Shares. Prior to the transfer of any of the Shares, in whole or in part, to a person other than the Company, the Grantee shall give notice to the Company of the prospective transfer. Each such notice shall describe the purchase price, manner, terms, and conditions of the proposed transfer in all material respects. The Grantee shall also furnish such further information as may be reasonably requested by the Company.

Section 4.04 After any such notice has been given by the Grantee to the Company, the following procedures shall be followed:

            (i) If, in the opinion of counsel to the Company, the proposed transfer of the Shares may be effected without registration under the Act and all applicable states securities laws and the Company consents to the transfer of the Shares, the Company shall so notify the Grantee who shall thereupon be entitled to transfer to the proposed transferee in accordance with the terms of and notice. Each certificate evidencing the shares of common stock issued pursuant to any such transfer (and each certificate evidencing any balance of the Shares retained by the Grantee), shall bear the restrictive legend set forth above, unless in the opinion of counsel to the Company, such certificate may be issued without such legend.

           (ii) If, in the opinion of counsel to the Company, the proposed transfer of the Shares, or any part thereof, may not be effected without registration thereof under the Act or under any applicable states' securities laws, or the Company does not consent to the transfer, the Company shall so notify the Grantee and the Grantee

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                  shall not so transfer the Shares pursuant to the notice it gave to the Company under Section 4.03 hereof.

          (iii) In the event that the Grantee shall not be entitled to transfer all or any part of the Shares under this Section 4.04, the Company shall have the right, exercisable without any further notice to the Grantee, to issue stop transfer instructions to its transfer agent or to note stop transfer instructions in its stock transfer ledger.

           (iv) Anything herein to the contrary notwithstanding, the Company's failure to give notice to the Grantee under subparagraph (ii) or (iii) within sixty (60) days of the Grantee giving written notice to the Company under Section 4.03 shall be deemed to constitute the Company giving notice to the Grantee of its disapproval of the proposed transfer.

ARTICLE V
Company's Option

Section 5.01 Grant of Option. The Grantee hereby grants to the Company during the Option Term (hereinafter defined) the right, privilege, and option (the "Option") to repurchase the Shares at the purchase price per share, in the manner and subject to the conditions, hereinafter provided. As used herein, the term "Option Term" shall mean the period of time commencing on the date specified in Section 5.04 hereof and ending three years after the date specified.

Section 5.02 Time of Exercise of Option. During the Option Term, the Option may be exercised by notice of such exercise given by the Company to the Grantee, within ninety (90) days after the Grantee's services to the Company are terminated for any reason (said event is hereinafter referred to as "Termination"). If the Option is not exercised within the Option Term and the time set forth in this Section 5.02, this option to repurchase the Shares shall terminate and the Shares shall be free of the restrictions imposed by Article IV and this Article V (except Section 5.05).

Section 5.03 Method of Exercise. (i) Within fifteen (15) days of the Company giving written notice of its exercise of the within option to the Grantee, the Grantee shall deliver the certificates evidencing the Shares to the Company endorsed for transfer on the Company's books and records, or accompanied by fully executed stock powers authorizing such transfer, of the Shares to the Company. Within seven (7) business days of its receipt of said certificates, the Company shall issue its check for payment of the option price which shall be determined in the manner set forth in Section 5.04, hereof (ii) In the event that

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the Grantee fails to deliver the certificates evidencing the Shares as herein above required, the Company may, in its sole and absolute discretion, cancel the Shares on its books and records and the prescribed repurchase payment shall be escrowed in a segregated, non interest bearing bank account. The Grantee hereby constitutes and appoints the Secretary of the Company as its attorney in fact to execute and deliver to the Company any and all instruments and other documentation necessary in order for the Company to effectuate the cancellation of the Shares pursuant to the immediately preceding sentence. This power of attorney shall survive the physical or mental disability of the Grantee.

Section 5.04 Option Price. The Option Price which the Company shall pay the Grantee for repurchase of the Shares pursuant to this Article V shall be as follows:

            (a) If Termination occurs on or before July 28, 1998 the Option Price shall be $.10 per Share;

            (b)   If Termination occurs after July 28, 1998 but on or before

                  July 28, 1999 the Option Price shall be $.20 per Share; and

            (c) If Termination occurs after July 28, 2000 the Option Price shall be $.30 per Share.

Section 5.05 Market Share. In addition to the foregoing option to purchase the Shares and in the event that the Shares are registered under the Act and the Grantee desires to sell the Shares, in whole or in part, on the public market, the Grantee shall first offer, by notice, to sell to the Company the number of Shares proposed to be sold at the price of the Shares on the public market. Within twenty (20) days of the Grantee giving such notice to the Company, the Company shall notify the Grantee of its decision whether to purchase such Shares pursuant to this right of first refusal. The failure of the Company to so notify the Grantee shall constitute notice to the Grantee of its decision not to purchase such Shares and the Grantee shall be entitled to sell such Shares on the public market. Neither the obligation to offer to sell nor the right to purchase granted in this Section 5.05 shall be exhausted by a single exercise thereof. If the Grantee has not disposed of the Shares on the public market within twenty (20) days after first offering the Shares to the Company, pursuant to the terms of this Section 5.05, then prior to any subsequent disposition he must again comply with the provisions of this Section 5.05.

ARTICLE VI
Grantee's Tag Along Rights

Section 6.01 In the event that the Company or the beneficial owner(s) of a majority of the Company's Common Stock desire to sell 25% or more of the outstanding shares of the Company's

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Common Stock to any person or entity, other than the Company or a person or entity beneficially owning 10% or more of the Company's Common Stock prior to such sale, the Company shall use its efforts to enable the Grantee to sell (free of all restrictions herein above set forth) the Grantee shares to the prospective purchaser at a per share price at least equal to that to be received by the seller. Notwithstanding the aforesaid, the Company shall not require the Grantee to sell any or all of the latter's Shares; nor shall the Company, having utilized its best efforts as herein described, have any further obligation to effectuate the sale of all or part of the Grantee's Shares to such purchaser.

ARTICLE VII
Miscellaneous

Section 7.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.02 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey. Subject only to the provisions of Section 7.04 hereof, the parties hereto agree that all disputes arising from or relating to this Agreement shall be resolved in the State or

Federal courts located in the State of New Jersey and further agree to submit to the exclusive jurisdiction of those courts for that purpose. Each party irrevocably agrees, to the fullest extent permitted by law, not to make any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court or any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such action shall be binding upon the parties hereto and may be enforced in the State and Federal courts located in New Jersey, or in the courts of any country or state to the jurisdiction of which the party against whom such judgment is rendered or any of its assets is subject. The Grantee hereby agrees that process in connection with any proceedings pertaining to this Agreement may be served on him in the manner provided in Section 7.07 hereof, or in any other manner authorized by applicable law or court rule.

Section 7.03 Counterparts. This Agreement may be executed in several counterparts and each counterpart, when so executed and delivered, shall constitute an original instrument, but such separate counterparts shall constitute but one and the same instrument.

Section 7.04 Arbitration. Any controversy or claim arising out of or relating to this Agreement (including any controversy with respect to the fixing of any values) or any breach thereof shall be settled by arbitration in the State of New Jersey in

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accordance with the rules then obtaining to the American Arbitration
Association, and judgment on the award may be entered in any court having jurisdiction thereunder.

Section 7.05 Specific Performance. The parties recognize that the Common Stock of the Company is unique and is not readily purchasable or resalable, and that irreparable damage will be suffered by the parties if all the terms of this Agreement are not specifically enforced. Therefore, it is agreed that such rights or remedies as any party may have hereunder, all such rights and remedies being cumulative, may be enforced by injunction or specific performance.

Section 7.06 Notice. Any notice to be given to the Company or Grantee hereunder shall be in writing and shall be either delivered or mailed by registered or certified mail, return receipt requested, to the Company at its principal office and to the Grantee at his address as shown in the records of the Company, or such other address as the Grantee may direct by notice given in the manner herein above set forth. All such notices shall be effective upon mailing or delivery and shall be deemed to have been received on the earlier of the date of delivery or three days after mailing, as the case may be.

Section 7.07 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.


Section 7.08 Modification and Changes. This Agreement cannot be changed or modified except by in writing signed by the party sought to be charged therewith.

Section 7.09 Understanding and Agreements. This Agreement constitutes all of the understandings and agreements of whatsoever nature or kind existing between the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings and writings between the Parties with respect to the subject matter hereof.

Section 7.10 Headings. The Article and Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

Section 7.11 Prior Agreements. Any and all other agreements heretofore made or presently in effect between the Company and the Grantee, with respect to the Shares or relating to the

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matters covered herein, are hereby terminated and superseded by this Agreement and shall be of no further force and effect.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed, all as of the day and year first above written.

ATTEST:                                   NEW AMERICA NETWORK, INC.

_________________________                 By:_________________________
Norma Finn, Secretary                            Jeffrey M. Finn,
                                                 President & COO

                                          Dated:_______________

WITNESS:                                  GRANTEE:

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Signature                                 Signature

-------------------------                 -------------------------
Print Name                                Print Name

                                          Dated:_______________


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